Exhibit 99.1

                                                                      [LOGO] CIT

            CIT ANNOUNCES SECOND QUARTER RESULTS; INCREASES GUIDANCE

      o     EPS up 26% from prior year

      o     Return on tangible equity is 16.3%

      o     New business volume up 47% from prior year

      o Credit quality, capital generation and liquidity positions remain strong

      o     EPS growth target raised to 20%+; ROTE to exceed 16% target

      o     Board approves $500 million share repurchase program

      NEW YORK, July 20, 2005 - CIT Group Inc. (NYSE: CIT) today reported net income of $220.7 million for the second quarter, an increase of 25% from $176.6 million last year. Diluted earnings per share were $1.03 for the quarter, up from $0.82 last year. Net income for the six months ended June 30, 2005 totaled $431.1 million (diluted EPS $2.01), up 18% from $365.9 million (diluted EPS $1.70) last year. Return on average tangible equity ("ROTE") for the quarter and the six months was 16.3% and 15.7%, compared to 13.7% and 14.4% last year.

      Low charge-offs, strong non-spread revenues and a lower effective tax rate drove the current quarter results. Net income for the quarter was also impacted by two initiatives. First, we sold the majority (approximately $900 million) of our business aircraft portfolio for a pretax gain of $22.0 million, which allows for the redeployment of capital into higher returning businesses. Second, in conjunction with the realignment of Commercial Finance and other business streamlining activities, we recorded a $25.2 million pretax restructuring charge, relating to termination benefits for approximately 200 employees.

      Commenting on the Company's performance, Jeffrey M. Peek, Chairman and Chief Executive Officer, said: "We are very pleased with our performance for the first half of the year. We exceeded our ROTE target of 16%, new business volumes increased company wide and credit quality continues to be terrific. These trends support our confidence in the underlying momentum of the organization and therefore we increased our earnings guidance for EPS growth to more than 20% and ROTE to exceed 16% for 2005."

      Mr. Peek continued, "For the remainder of the year, we will focus on portfolio optimization, capital redeployment, and balance sheet strength. The business aircraft divestiture and the acquisition of Healthcare Business Credit Corporation are prime examples of our strategy in action. In addition, our expanded share repurchase program is another demonstration of how improved capital allocation permits us to increase shareholder returns."

Financial Highlights:

Profitability

o Return on average tangible equity was 16.3%, up from 15.3% and 13.7% during last quarter and the prior year quarter.

o Return on average earning assets was 1.86% for the quarter, compared to 1.91% last quarter and 1.86% last year.

o Return on average managed assets was 1.61%, compared to 1.62% and 1.52% during last quarter and the prior year quarter.

Net Finance and Risk-Adjusted Margin

o Net finance margin was 3.36% as a percentage of average earning assets, compared to 3.54% last quarter and 3.91% last year. The decline from last quarter was primarily due to lower yield-related fees, the full-quarter impact of a greater mix of Student Loan Xpress assets, the effect of rising short-term interest rates, maturity extensions and pricing pressure.

o Operating lease margins, at 6.08% of average operating leases, were up from 5.83% and 4.93% during last quarter and last year, reflecting improved margins in both aerospace and rail.

o Risk-adjusted margin (net finance margin after provision for credit losses) was 2.96%, compared to 3.13% and 3.21% last quarter and last year.

Other Revenue

o Total other revenue was $278.9 million for the quarter, up from $239.4 million and $233.5 million for the prior quarter and prior year due to strong fees and other income and the gain on sale of the business aircraft portfolio ($22.0 million).

o Fees and other income totaled $168.6 million, up from $150.2 million last quarter and $141.0 million last year on strong fee income in Corporate Finance and other income from education lending receivables. These were partially offset by lower servicing fees and lower income from fewer securitized assets.

o Securitization gains declined to $11.1 million, 3.3% of pretax income for the quarter, from $11.8 million (3.5%) and $11.9 million (4.1%) in the prior quarter and prior year. Securitization gains as a percentage of volume securitized declined from both prior periods due to tighter spreads on assets sold.

Salaries and General Operating Expenses

o Total operating expenses were $271.8 million, versus $261.0 million last quarter and $252.4 million a year ago. The increase from last year reflected higher incentive-based compensation and higher salaries due to recent acquisitions. Operating expenses for Student Loan Xpress were $16.7 million for the June 2005 quarter, up from $7.0 million in the prior quarter, reflecting the full quarter of ownership in the current period.

o The efficiency ratio was 41.4% excluding the gain from the business aircraft sale and the restructuring charge. The increase from 40.8% last quarter reflects up-front investments made in our sales and marketing functions.

o Employee headcount totaled approximately 6,110 versus 6,130 at March 31, 2005, and 5,705 at June 30, 2004. The increase from the prior year was largely due to recent acquisitions.

Effective Tax Rate

o The second quarter earnings benefited from a reduction in the effective tax rate to 33.8% from 36.8% and 39.0% last quarter and last year. The reduction reflects the continued execution on our plan to relocate and fund certain aerospace assets offshore, and improved international earnings.

Portfolio and Managed Assets

o Managed assets were $58.1 billion at June 30, 2005, versus $58.8 billion and $49.9 billion last quarter and last year. The decline for the quarter reflected the business aircraft sale, and almost $800 million in Commercial Services seasonal runoff, which is typical for this business. These factors were offset by continued home lending growth. The 16% growth from last year was driven primarily by Student Loan Xpress, home lending program growth and commercial aerospace deliveries.

o Total financing and leasing portfolio assets were $50.6 billion at June 30, 2005, compared to $51.0 billion last quarter and $41.3 billion last year.

o Origination volume for the quarter, excluding factoring volume, increased 47% (to $8.0 billion) from the prior year. The primary drivers were home lending (including bulk purchases) in Specialty Finance, capital markets activities in Corporate Finance and aerospace deliveries in Capital Finance.

Credit Quality

o Net charge-offs for the quarter were 0.52% of average finance receivables, unchanged from last quarter and down from 1.04% last year. The most notable improvements from the prior year came from Capital Finance, Equipment Finance and the Capital Markets and Communications, Media & Entertainment units within Corporate Finance. Recoveries for the quarter were 0.16%, compared to 0.17% and 0.30% last quarter and last year.

o Total 60+ day owned delinquencies were $684 million, 1.69% of finance receivables at June 30, 2005, compared to $723 million (1.76%) last quarter and $571 million (1.79%) last year. The improvement from last quarter is most notable in Commercial Services.

o Non-performing assets (non-accrual loans plus repossessed assets) were $473 million or 1.17% of finance receivables, down from $528 million (1.28%) last quarter and $562 million (1.77%) last year. The improvement from last quarter included lower non-performing assets in Commercial Services, while the decline in percentage from last year reflected the impact of Student Loan Xpress.

o The reserve for credit losses was $622 million (1.54% of finance receivables), compared to $620 million (1.51%) last quarter, and $621 million (1.95%) at June 30, 2004. The decline in the percentage from the prior year reflects the impact of the education lending acquisition and the improved credit metrics.

Capitalization and Leverage

o The ratio of tangible equity to managed assets at June 30, 2005 was 9.92%, compared to 9.59% at March 31, 2005, and 10.89% at June 30, 2004.

o On July 19, 2005, the Company's Board of Directors approved a $500 million share repurchase program. The Company entered into an agreement with Goldman, Sachs & Co. for an accelerated stock buyback transaction.

Commercial Finance Group

Commercial Services (Retail / Factoring)

o     Profitability improved due to higher factoring commissions.

o Financing and leasing assets were $6.4 billion at quarter end, versus $7.2 billion at March 31, 2005 and $5.8 billion at June 30, 2004. Growth from last year reflected acquisitions, while the decline from last quarter was due to seasonal runoff.

Capital Finance (Aerospace and Rail)

o Earnings improved considerably from the prior year due to stronger operating lease margins in both aerospace and rail and the lower effective tax rate resulting from the aircraft transfer to Ireland.

o Financing and leasing assets were $9.8 billion at June 30, 2005, compared to $8.7 billion and $8.2 billion at March 31, 2005 and June 30, 2004. The increase reflects commercial aerospace deliveries and the transfer of the remaining business aircraft portfolio (approximately $600 million) from Equipment Finance during the quarter.

o Eight new aircraft deliveries were funded during the quarter. Four of the seven deliveries remaining for 2005 have been placed. Six commercial aircraft were off lease at quarter end, though five aircraft had letters of intent with customers in place.

Equipment Finance (Construction and Diversified Industries)

o Current quarter profitability reflected the $22 million pretax gain from the sale of a majority of the business aircraft portfolio. Absent this gain, net income was essentially flat with the prior periods.

o New business volume was up 14% from a seasonally soft first quarter and flat with the prior year.

o Managed assets were $7.2 billion at June 30, 2005, compared to $8.8 billion and $9.8 billion at March 31, 2005 and June 30, 2004. The reduced asset level reflects the business aircraft sale, the transfer of the remaining $600 million of this portfolio to Capital Finance, as well as several asset transfers to other units.

Corporate   Finance   (Communications,   Media   &   Entertainment,   Energy   &
Infrastructure, Healthcare, Capital Markets & Advisory Services)

o Net income for the quarter improved from the prior quarter and prior year due to higher fee income and lower charge-offs.

o New business volume was up 59% and 93% from the prior quarter and prior year and was up across all industry units for both periods.

Specialty Finance Group

Specialty Finance - commercial

o Net income improved over the prior quarter and the prior year quarter, primarily due to improved vendor program earnings.

o New business volume improved 15% and 11% from prior quarter and prior year, with the most notable increase in the vendor programs.

o Managed assets were $14.5 billion at June 30, 2005, compared to $14.8 billion and $14.3 billion last quarter and last year.

Specialty Finance - consumer

o Net income was flat with the prior quarter reflecting lower securitization income and above the prior year due to asset growth. The quarter also benefited from a positive contribution from the education lending unit.

o New business volume increased $944 million (69%) and $1.4 billion (166%) from last quarter and last year, reflecting home lending bulk purchases. Education lending volume was $383 million for the quarter.

o Managed assets were $11.9 billion, up from $11.5 billion and $5.2 billion last quarter and last year, as owned home lending assets grew $700 million during the quarter and $2.7 billion during the past twelve months. The increase from the prior year also includes the $4.3 billion education lending acquisition.

Corporate and other includes the pretax restructuring provision of $25.2 million.

Forward-Looking Information:

Management updated the following financial targets for 2005:

o     EPS growth will be more than 20%

o     ROTE will exceed 16%

Conference Call and Webcast:

      We will discuss this quarter's results, as well as ongoing strategy, on a conference call today at 11:00 am (EDT). Interested parties may access the conference call live today by dialing 877-558-5219 for U.S. and Canadian callers or 706-634-5438 for international callers, and reference "CIT Second Quarter Earnings Call," or at the following website: http://ir.cit.com. An audio replay of the call will be available beginning shortly after the conclusion of the call until 11:59 pm (EDT) July 27, 2005, by dialing 800-642-1687 for U.S. and Canadian callers or 706-645-9291 for international callers with the pass-code 7308401, or at the following website: http://ir.cit.com.

About CIT:

      CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $60 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT, a Fortune 500 company, and a component of the S&P 500 Index, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. CIT, with its principal offices in Livingston, New Jersey and New York City, has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

Forward-Looking Statements:

      This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available with this release and on our website at http://ir.cit.com.

                                       ###

For Information:      Valerie L. Gerard - Executive Vice President -
                      Investor Relations
                      (973) 422-3284
                            or
                      Kelley Gipson - Executive Vice President -
                      Marketing & Communications
                      (973) 422-3235

                         CIT GROUP INC. AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
                  (dollars in millions, except per share data)

                                                                          Quarters Ended                     Six Months Ended
                                                            -----------------------------------------    --------------------------
                                                              June 30,      March 31,      June 30,        June 30,      June 30,
                                                                2005          2005           2004            2005          2004
                                                            -----------    -----------    -----------    -----------    -----------
Finance income                                              $   1,106.7    $   1,022.0    $     908.9    $   2,128.7    $   1,805.8
Interest expense                                                  466.7          394.2          300.0          860.9          598.0
                                                            -----------    -----------    -----------    -----------    -----------
Net finance income                                                640.0          627.8          608.9        1,267.8        1,207.8
Depreciation on operating lease equipment                         241.2          237.6          237.9          478.8          473.7
                                                            -----------    -----------    -----------    -----------    -----------
Net finance margin                                                398.8          390.2          371.0          789.0          734.1
Provision for credit losses                                        47.2           45.3           65.7           92.5          151.3
                                                            -----------    -----------    -----------    -----------    -----------
Net finance margin after provision for credit losses              351.6          344.9          305.3          696.5          582.8
Other revenue                                                     278.9          239.4          233.5          518.3          463.9
Gain on venture capital investments                                 1.3           10.8            3.0           12.1            3.7
                                                            -----------    -----------    -----------    -----------    -----------
Operating margin                                                  631.8          595.1          541.8        1,226.9        1,050.4
Salaries and general operating expenses                           271.8          261.0          252.4          532.8          492.4
Provision for restructuring                                        25.2             --             --           25.2             --
Gain on redemption of debt                                           --             --             --             --           41.8
                                                            -----------    -----------    -----------    -----------    -----------
Income before provision for income taxes                          334.8          334.1          289.4          668.9          599.8
Provision for income taxes                                       (113.0)        (122.8)        (112.8)        (235.8)        (233.9)
Minority interest, after tax                                       (1.1)          (0.9)            --           (2.0)            --
                                                            -----------    -----------    -----------    -----------    -----------
Net income                                                  $     220.7    $     210.4    $     176.6    $     431.1    $     365.9
                                                            ===========    ===========    ===========    ===========    ===========

Earnings per share
Basic earnings per share                                    $      1.05    $      1.00    $      0.83    $      2.05    $      1.73
Diluted earnings per share                                  $      1.03    $      0.98    $      0.82    $      2.01    $      1.70
Number of shares - basic (thousands)                            210,506        210,656        211,532        210,581        211,685
Number of shares - diluted (thousands)                          214,699        215,090        215,359        214,894        215,584


Other Revenue
  Fees and other income                                     $     168.6    $     150.2    $     141.0    $     318.8    $     267.7
  Factoring commissions                                            56.3           54.8           53.5          111.1          108.5
  Gains on sales of leasing equipment                              20.9           22.6           27.1           43.5           54.4
  Gain on sale of business aircraft portfolio                      22.0             --             --           22.0             --
  Gains on securitizations                                         11.1           11.8           11.9           22.9           33.3
                                                            -----------    -----------    -----------    -----------    -----------
  Total other revenue                                       $     278.9    $     239.4    $     233.5    $     518.3    $     463.9
                                                            ===========    ===========    ===========    ===========    ===========

Fees and other income includes: servicing fees, structuring and advisory fees, syndication fees and gains from other asset and receivable sales.

                         CIT GROUP INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)

                                                                                                      June 30,          December 31,
                                                                                                        2005                2004
                                                                                                     ---------          ------------
ASSETS
Financing and leasing assets:
   Finance receivables                                                                               $40,509.3            $35,048.2
   Reserve for credit losses                                                                            (622.3)              (617.2)
                                                                                                     ---------            ---------
   Net finance receivables                                                                            39,887.0             34,431.0
   Operating lease equipment, net                                                                      8,642.9              8,290.9
   Finance receivables held for sale                                                                   1,435.9              1,640.8
Cash and cash equivalents                                                                              2,231.7              2,210.2
Retained interests in securitizations and other investments                                            1,122.0              1,228.2
Goodwill and intangible assets, net                                                                      903.1                596.5
Other assets                                                                                           3,084.1              2,713.7
                                                                                                     ---------            ---------
Total Assets                                                                                         $57,306.7            $51,111.3
                                                                                                     =========            =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
   Commercial paper                                                                                  $ 3,253.4            $ 4,210.9
   Variable-rate senior unsecured notes                                                               13,556.0             11,545.0
   Fixed-rate senior unsecured notes                                                                  22,457.4             21,715.1
   Non-recourse, secured borrowings - education lending                                                3,938.8                   --
   Preferred capital securities                                                                          252.9                253.8
                                                                                                     ---------            ---------
Total debt                                                                                            43,458.5             37,724.8
Credit balances of factoring clients                                                                   3,649.2              3,847.3
Accrued liabilities and payables                                                                       3,748.5              3,443.7
                                                                                                     ---------            ---------
Total Liabilities                                                                                     50,856.2             45,015.8
Minority interest                                                                                         49.3                 40.4
Stockholders' Equity:
   Common stock                                                                                            2.1                  2.1
   Paid-in capital                                                                                    10,648.1             10,674.3
   Accumulated deficit                                                                                (4,129.9)            (4,499.1)
   Accumulated other comprehensive loss                                                                  (29.6)               (58.4)
Less: Treasury stock, at cost                                                                            (89.5)               (63.8)
                                                                                                     ---------            ---------
Total Stockholders' Equity                                                                             6,401.2              6,055.1
                                                                                                     ---------            ---------
Total Liabilities and Stockholders' Equity                                                           $57,306.7            $51,111.3
                                                                                                     =========            =========

Other Assets
Investments in and receivables from non-consolidated subsidiaries                                    $   660.4            $   719.5
Accrued interest and receivables from derivative counterparties                                          471.7                390.0
Deposits on commercial aerospace flight equipment                                                        249.6                333.1
Direct and private fund equity investments                                                                31.6                181.0
Prepaid expenses                                                                                          94.3                105.3
Repossessed assets and off-lease equipment                                                               121.0                 98.9
Furniture and fixtures, miscellaneous receivables and other assets                                     1,455.5                885.9
                                                                                                     ---------            ---------
                                                                                                     $ 3,084.1            $ 2,713.7
                                                                                                     =========            =========

                         CIT GROUP INC. AND SUBSIDIARIES
                       OWNED AND MANAGED ASSET COMPOSITION
                              (dollars in millions)

                                                                                         June 30,         March 31,        June 30,
                                                                                           2005             2005             2004
                                                                                         ---------        ---------        ---------
Specialty Finance Group
     Specialty Finance - commercial Segment
             Finance receivables                                                         $ 8,590.2        $ 8,838.0        $ 8,080.1
             Operating lease equipment, net                                                1,105.8          1,030.9          1,084.0
             Finance receivables held for sale                                             1,031.9          1,053.6          1,158.1
                                                                                         ---------        ---------        ---------
               Owned assets                                                               10,727.9         10,922.5         10,322.2
             Finance receivables securitized and managed by CIT                            3,797.2          3,870.2          4,008.2
                                                                                         ---------        ---------        ---------
               Managed assets                                                             14,525.1         14,792.7         14,330.4
                                                                                         ---------        ---------        ---------
     Specialty Finance - consumer Segment
             Finance receivables - home lending                                            6,123.6          5,423.5          3,377.2
             Finance receivables - education lending                                       4,170.9          4,322.9               --
             Finance receivables - other                                                     322.5            255.8            219.3
             Finance receivables held for sale                                               282.0            335.9            160.0
                                                                                         ---------        ---------        ---------
               Owned assets                                                               10,899.0         10,338.1          3,756.5
             Home lending finance receivables securitized
               and managed by CIT                                                          1,027.6          1,131.5          1,487.9
                                                                                         ---------        ---------        ---------
               Managed assets                                                             11,926.6         11,469.6          5,244.4
                                                                                         ---------        ---------        ---------
Commercial Finance Group
     Commercial Services
             Finance receivables                                                           6,417.2          7,184.9          5,808.6
                                                                                         ---------        ---------        ---------
     Corporate Finance(1)(2)
             Finance receivables                                                           7,998.0          7,546.1          6,297.0
             Operating lease equipment, net                                                   78.3             82.4             38.2
             Finance receivables held for sale                                                27.9               --               --
                                                                                         ---------        ---------        ---------
               Owned assets                                                                8,104.2          7,628.5          6,335.2
             Finance receivables securitized and managed by CIT                               54.0             59.4               --
                                                                                         ---------        ---------        ---------
               Managed assets                                                              8,158.2          7,687.9          6,335.2
                                                                                         ---------        ---------        ---------

     Equipment Finance Segment(1)(2)(3)
             Finance receivables                                                           4,420.7          5,720.1          6,285.3
             Operating lease equipment, net                                                  121.4            379.7            380.6
             Finance receivables held for sale                                                94.1             91.8            181.6
                                                                                         ---------        ---------        ---------
               Owned assets                                                                4,636.2          6,191.6          6,847.5
             Finance receivables securitized and managed by CIT                            2,581.1          2,655.5          2,904.9
                                                                                         ---------        ---------        ---------
               Managed assets                                                              7,217.3          8,847.1          9,752.4
                                                                                         ---------        ---------        ---------

     Capital Finance Segment(3)
             Finance receivables                                                           2,466.2          1,891.2          1,761.1
             Operating lease equipment, net                                                7,337.4          6,820.1          6,336.0
             Finance receivables held for sale                                                  --               --             95.5
                                                                                         ---------        ---------        ---------
               Owned assets                                                                9,803.6          8,711.3          8,192.6
                                                                                         ---------        ---------        ---------

     Other - Equity Investments                                                               31.6            101.8            190.9
                                                                                         ---------        ---------        ---------

     Total
             Finance receivables                                                         $40,509.3        $41,182.5        $31,828.6
             Operating lease equipment, net                                                8,642.9          8,313.1          7,838.8
             Finance receivables held for sale                                             1,435.9          1,481.3          1,595.2
                                                                                         ---------        ---------        ---------
               Financing and leasing assets excl. equity investments                      50,588.1         50,976.9         41,262.6
             Equity investments (included in other assets)                                    31.6            101.8            190.9
                                                                                         ---------        ---------        ---------
               Owned assets                                                               50,619.7         51,078.7         41,453.5
             Finance receivables securitized and managed by CIT                            7,459.9          7,716.6          8,401.0
                                                                                         ---------        ---------        ---------
               Managed assets                                                            $58,079.6        $58,795.3        $49,854.5
                                                                                         =========        =========        =========

(1) During the March 2005 quarter, approximately $400 million in sports and gaming assets were transferred from Equipment Finance to Corporate Finance. Prior periods have not been restated.

(2) Corporate Finance includes: the former Business Credit unit, the power, energy and infrastructure assets transferred from Capital Finance (approximately $1.0 billion) and Healthcare assets transferred from Equipment Finance (approximately $0.5 billion). Prior year data has only been restated for the power, energy and infrastructure asset transfer.

(3) During the second quarter of 2005, the remaining corporate aircraft portfolio of approximately $0.6 billion was transferred from Equipment Finance to Capital Finance. Prior periods have not been restated.

                         CIT GROUP INC. AND SUBSIDIARIES
                                  SEGMENT DATA
                              (dollars in millions)

                                                                 Quarters Ended                             Six Months Ended
                                                   -------------------------------------------        ----------------------------
                                                    June 30,        March 31,         June 30,         June 30,          June 30,
                                                     2005             2005              2004             2005              2004
                                                   ---------        ---------        ---------        ----------        ----------
Specialty Finance Group
     Specialty Finance - commercial
     Operating margin                              $   222.2        $   206.7        $   187.5        $    428.9        $    382.7
     Net income                                         79.1             75.1             65.6             154.2             134.5
     Return on AEA                                      2.84%            2.70%            2.66%             2.76%             2.74%
     Return on risk-adjusted capital                    23.9%            23.2%            20.3%             23.5%             20.6%
     New business volume                           $ 2,685.2        $ 2,337.5        $ 2,411.0        $  5,022.7        $  4,929.0
     Specialty Finance - consumer
     Operating margin                              $    60.6        $    51.2        $    39.8        $    111.8        $     70.3
     Net income                                         16.1             16.3             14.2              32.4              21.7
     Return on AEA                                      0.61%            0.84%            1.60%             0.71%             1.33%
     Return on risk-adjusted capital                     9.2%            11.5%            18.7%             10.2%             15.2%
     New business volume                           $ 2,306.3        $ 1,362.5        $   867.3        $  3,668.8        $  1,925.2
     Total Specialty Finance Group
     Operating margin                              $   282.8        $   257.9        $   227.3        $    540.7        $    453.0
     Net income                                         95.2             91.4             79.8             186.6             156.2
     Return on AEA                                      1.76%            1.94%            2.37%             1.84%             2.39%
     Return on risk-adjusted capital                    18.4%            19.5%            20.0%             18.9%             19.9%
     New business volume                           $ 4,991.5        $ 3,700.0        $ 3,278.3        $  8,691.5        $  6,854.2

Commercial Finance Group
     Commercial Services
     Operating margin                              $    97.3        $    88.6        $    92.6        $    185.9        $    179.2
     Net income                                         42.6             37.3             40.0              79.9              76.3
     Return on AEA                                      6.43%            6.02%            5.87%             6.23%             5.76%
     Return on risk-adjusted capital                    25.5%            24.4%            26.2%             25.0%             25.0%
     New business volume                           $    76.1        $    96.0        $   142.4        $    172.1        $    253.5
     Corporate Finance
     Operating margin                              $   100.6        $    95.5        $   110.0        $    196.1        $    182.9
     Net income                                         43.4             41.7             48.3              85.1              78.2
     Return on AEA                                      2.21%            2.18%            2.97%             2.19%             2.40%
     Return on risk-adjusted capital                    21.6%            21.5%            28.5%             21.5%             23.1%
     New business volume                           $ 1,324.7        $   834.4        $   685.0        $  2,159.1        $  1,291.4
     Equipment Finance
     Operating margin                              $    72.6        $    55.6        $    53.6        $    128.2        $    102.0
     Net income                                         34.2             21.3             19.3              55.5              35.4
     Return on AEA                                      2.19%            1.38%            1.12%             1.78%             1.03%
     Return on risk-adjusted capital                    15.6%             9.6%             7.5%             12.6%              6.9%
     New business volume                           $ 1,044.6        $   915.1        $ 1,049.2        $  1,959.7        $  1,971.3
     Capital Finance
     Operating margin                              $    59.4        $    55.2        $    33.2        $    114.6        $     82.6
     Net income                                         38.9             26.6             13.2              65.5              35.7
     Return on AEA                                      1.72%            1.22%            0.65%             1.48%             0.88%
     Return on risk-adjusted capital                    12.6%             8.5%             6.3%             10.5%              8.7%
     New business volume                           $   641.7        $   251.2        $   438.4        $    892.9        $    550.9
     Total Commercial Finance Group
     Operating margin                              $   329.9        $   294.9        $   289.4        $    624.8        $    546.7
     Net income                                        159.1            126.9            120.8             286.0             225.6
     Return on AEA                                      2.47%            2.03%            1.99%             2.25%             1.87%
     Return on risk-adjusted capital                    17.5%            14.4%            14.3%             16.0%             13.4%
     New business volume                           $ 3,087.1        $ 2,096.7        $ 2,315.0        $  5,183.8        $  4,067.1

Corporate and Other
     Operating margin                              $    19.1        $    42.3        $    25.1        $     61.4        $     50.7
     Net loss                                          (33.6)            (7.9)           (24.0)            (41.5)            (15.9)
     Return on AEA                                     (0.29)%          (0.08)%          (0.27)%           (0.19)%           (0.10)%

Consolidated
     Operating margin                              $   631.8        $   595.1        $   541.8        $  1,226.9        $  1,050.4
     Net income                                        220.7            210.4            176.6             431.1             365.9
     Return on AEA                                      1.86%            1.91%            1.86%             1.88%             1.95%
     Return on average tangible
       stockholders' equity                             16.3%            15.3%            13.7%             15.7%             14.4%
     New business volume                           $ 8,078.6        $ 5,796.7        $ 5,593.3        $ 13,875.3        $ 10,921.3

                         CIT GROUP INC. AND SUBSIDIARIES
                                 CREDIT METRICS
                              (dollars in millions)

                                                                   Quarters Ended                          Six Months Ended
                                                    ---------------------------------------------    ------------------------------
                                                    June 30, 2005   March 31, 2005  June 30, 2004    June 30, 2005    June 30, 2004
                                                      $       %        $      %        $       %       $        %       $        %
                                                    -------------   --------------  -------------    -------------    -------------
Net Credit Losses - Owned as a Percentage
 of Average Finance Receivables
    Specialty Finance - commercial                  $ 26.1  1.17%   $ 19.4  0.87%   $ 23.5   1.17%   $ 45.5   1.02%   $ 52.0   1.30%
    Specialty Finance - consumer                      13.5  0.53%     11.0  0.59%      9.9   1.18%     24.5   0.55%     20.1   1.30%
                                                    ------          ------          ------           ------           ------
      Total Specialty Finance Group                   39.6  0.83%     30.4  0.74%     33.4   1.17%     70.0   0.79%     72.1   1.30%
                                                    ------          ------          ------           ------           ------
    Commercial Services                                5.5  0.33%      6.6  0.42%      5.0   0.32%     12.1   0.38%     10.0   0.33%
    Corporate Finance                                  1.9  0.10%      5.3  0.30%     23.2   1.43%      7.2   0.19%     51.4   1.59%
    Equipment Finance                                  6.9  0.48%      6.4  0.43%     15.5   0.99%     13.3   0.47%     41.8   1.33%
    Capital Finance                                     --    --       0.4  0.08%      6.5   1.49%      0.4   0.04%      7.6   0.88%
                                                    ------          ------          ------           ------           ------
      Total Commercial Finance Group                  14.3  0.26%     18.7  0.35%     50.2   0.97%     33.0   0.31%    110.8   1.08%
                                                    ------          ------          ------           ------           ------
    Total                                           $ 53.9  0.52%   $ 49.1  0.52%   $ 83.6   1.04%   $103.0   0.52%   $182.9   1.15%
                                                    ======          ======          ======           ======           ======

Net Credit Losses - Managed as a Percentage
 of Average Managed Finance Receivables
    Specialty Finance - commercial                  $ 35.6  1.12%   $ 29.7  0.92%   $ 34.9   1.15%   $ 65.3   1.03%   $ 74.9   1.22%
    Specialty Finance - consumer                      20.1  0.72%     16.5  0.76%     15.0   1.21%     36.6   0.74%     29.7   1.25%
                                                    ------          ------          ------           ------           ------
      Total Specialty Finance Group                   55.7  0.93%     46.2  0.86%     49.9   1.17%    101.9   0.90%    104.6   1.23%
                                                    ------          ------          ------           ------           ------
    Commercial Services                                5.5  0.33%      6.6  0.42%      5.0   0.32%     12.1   0.38%     10.0   0.33%
    Corporate Finance                                  2.1  0.11%      5.6  0.32%     23.2   1.43%      7.7   0.21%     51.4   1.59%
    Equipment Finance                                 10.1  0.49%     11.6  0.56%     27.4   1.19%     21.7   0.53%     69.0   1.49%
    Capital Finance                                     --    --       0.4  0.08%      6.5   1.49%      0.4   0.04%      7.6   0.88%
                                                    ------          ------          ------           ------           ------
      Total Commercial Finance Group                  17.7  0.29%     24.2  0.41%     62.1   1.05%     41.9   0.35%    138.0   1.17%
                                                    ------          ------          ------           ------           ------
    Total                                           $ 73.4  0.60%   $ 70.4  0.62%   $112.0   1.10%   $143.8   0.61%   $242.6   1.19%
                                                    ======          ======          ======           ======           ======

                                                     June 30, 2005   March 31, 2005   June 30, 2004
                                                       $       %      $         %      $         %
                                                     -------------   --------------   -------------
Finance Receivables Past Due 60 days or
 more - Owned as a Percentage of
 Finance Receivables
    Specialty Finance - commercial                  $281.2   3.27%   $278.5   3.15%   $249.5   3.09%
    Specialty Finance - consumer                     249.6   2.35%    239.8   2.40%     99.5   2.77%
                                                    ------           ------           ------
      Total Specialty Finance Group                  530.8   2.76%    518.3   2.75%    349.0   2.99%
                                                    ------           ------           ------
    Commercial Services                               39.7   0.62%     91.9   1.28%     39.2   0.67%
    Corporate Finance                                 46.5   0.58%     35.8   0.47%     75.1   1.19%
    Equipment Finance                                 41.1   0.93%     49.6   0.87%     95.9   1.53%
    Capital Finance                                   25.7   1.04%     27.5   1.45%     11.3   0.64%
                                                    ------           ------           ------
      Total Commercial Finance Group                 153.0   0.72%    204.8   0.92%    221.5   1.10%
                                                    ------           ------           ------
    Total                                           $683.8   1.69%   $723.1   1.76%   $570.5   1.79%
                                                    ======           ======           ======

Non-performing Assets - Owned as a
 Percentage of Finance Receivables
    Specialty Finance - commercial                  $163.1   1.90%   $172.2   1.95%   $155.0   1.92%
    Specialty Finance - consumer                     135.2   1.27%    125.0   1.25%    104.3   2.90%
                                                    ------           ------           ------
      Total Specialty Finance Group                  298.3   1.55%    297.2   1.58%    259.3   2.22%
                                                    ------           ------           ------
    Commercial Services                               10.2   0.16%     57.5   0.80%      4.9   0.08%
    Corporate Finance                                 69.4   0.87%     56.5   0.75%    118.1   1.88%
    Equipment Finance                                 78.5   1.78%     98.2   1.72%    173.6   2.76%
    Capital Finance                                   16.3   0.66%     18.9   1.00%      6.3   0.36%
                                                    ------           ------           ------
      Total Commercial Finance Group                 174.4   0.82%    231.1   1.03%    302.9   1.50%
                                                    ------           ------           ------
    Total                                           $472.7   1.17%   $528.3   1.28%   $562.2   1.77%
                                                    ======           ======           ======

Finance Receivables Past Due 60 days or
 more - Managed as a Percentage of Managed
 Financial Assets
    Specialty Finance - commercial                  $362.4   2.70%   $371.0   2.70%   $363.7   2.75%
    Specialty Finance - consumer                     348.0   2.92%    343.7   3.00%    211.4   4.03%
                                                    ------           ------           ------
      Total Specialty Finance Group                  710.4   2.80%    714.7   2.83%    575.1   3.11%
                                                    ------           ------           ------
    Commercial Services                               39.7   0.62%     91.9   1.28%     39.2   0.67%
    Corporate Finance                                 47.3   0.59%     36.9   0.49%     75.1   1.19%
    Equipment Finance                                 57.7   0.81%     77.2   0.91%    168.1   1.79%
    Capital Finance                                   25.7   1.04%     27.5   1.45%     11.3   0.64%
                                                    ------           ------           ------
      Total Commercial Finance Group                 170.4   0.71%    233.5   0.93%    293.7   1.26%
                                                    ------           ------           ------
    Total                                           $880.8   1.78%   $948.2   1.88%   $868.8   2.08%
                                                    ======           ======           ======

                         CIT GROUP INC. AND SUBSIDIARIES
                              RATIOS AND OTHER DATA
                  (dollars in millions, except per share data)

                                                                              Quarters Ended                   Six Months Ended
                                                                 --------------------------------------    ------------------------
                                                                  June 30,      March 31,     June 30,      June 30,      June 30,
Profitability                                                       2005          2005          2004          2005          2004
                                                                 ----------    ----------    ----------    ----------    ----------
Net finance margin as a percentage of AEA                              3.36%         3.54%         3.91%         3.44%         3.92%
Net finance margin after provision as a percentage of AEA              2.96%         3.13%         3.21%         3.04%         3.11%
Salaries and general operating expenses as a percentage of AMA         2.16%         2.01%         2.17%         2.09%         2.12%
Efficiency ratio(1)                                                    41.4%         40.8%         41.5%         41.1%         41.0%
Return on average stockholders' equity                                 13.9%         13.6%         12.5%         13.8%         13.1%
Return on average tangible stockholders' equity                        16.3%         15.3%         13.7%         15.7%         14.4%
Return on AMA                                                          1.61%         1.62%         1.52%         1.61%         1.58%

See "Non-GAAP Disclosures" for additional information regarding profitability ratio and metric comparisons

(1) 43.7% and 42.3% for the quarter and six months ended June 30, 2005, including the provision for restructuring and the gain on sale of business aircraft portfolio

Securitization Volume
Specialty Finance - Commercial                                   $    787.2    $    675.1    $    475.5    $  1,462.3    $  1,438.8
Equipment Finance                                                     265.5         253.9         371.7         519.4         644.8
                                                                 ----------    ----------    ----------    ----------    ----------
Total                                                            $  1,052.7    $    929.0    $    847.2    $  1,981.7    $  2,083.6
                                                                 ==========    ==========    ==========    ==========    ==========

Average Assets
Average Finance Receivables (AFR)                                $ 41,247.4    $ 37,766.1    $ 32,115.0    $ 39,449.5    $ 31,737.5
Average Earning Assets (AEA)                                       47,484.3      44,084.6      37,992.8      45,870.8      37,499.1
Average Managed Assets (AMA)                                       54,912.7      51,954.7      46,608.4      53,428.2      46,406.5
Average Operating Leases (AOL)                                      8,508.7       8,264.1       7,628.5       8,413.7       7,613.6
Average Stockholders' Equity                                        6,336.8       6,170.3       5,631.7       6,248.3       5,566.9
Average Tangible Stockholders' Equity                               5,431.6       5,498.5       5,138.9       5,476.7       5,076.6

Note: Quarter and six month averages are based on ending 4 and 7 month averages, respectively.

                                                                                                    June 30,   March 31,   June 30,
                                                                                                      2005       2005        2004
                                                                                                    --------   ---------   --------
Capital and Leverage
Tangible stockholders' equity to managed assets                                                        9.92%       9.59%      10.89%
Debt (net of overnight deposits) to tangible stockholders' equity                                      7.30x       7.32x       6.09x
Tangible book value per share                                                                       $ 26.24     $ 25.54     $ 24.51

Reserve for Credit Losses
Reserve for credit losses as a percentage of finance receivables                                       1.54%       1.51%       1.95%
Reserve for credit losses as a percentage of finance receivables past due 60 days or more              91.0%       85.8%      108.9%
Reserve for credit losses as a percentage of non-performing assets                                    131.6%      117.4%      110.5%

                         CIT GROUP INC. AND SUBSIDIARIES
                            Aerospace Portfolio Data
                     (dollars in millions unless specified)

Total Aerospace Portfolio:               June 30,       March 31,       June 30,
Financing and leasing assets              2005            2005            2004
                                         --------       ---------       --------
  Commercial                            $5,573.1        $5,186.5        $4,933.3
  Regional                              $  349.0        $  292.0        $  309.2
Number of planes:
  Commercial                                 215             208             209
  Regional                                   119             121             124

                                                                     June 30, 2005        March 31, 2005      June 30, 2004
                                                                  -------------------  -------------------  -------------------
                                                                     Net                  Net                  Net
                                                                  Investment   Number  Investment   Number  Investment   Number
                                                                  ----------   ------  ----------   ------  ----------   ------
Commercial Aerospace Portfolio:
By Region:
  Europe                                                           $2,226.7      71     $2,150.5      70     $2,241.7      72
  North America                                                     1,081.4      61      1,114.6      62        930.4      68
  Asia Pacific                                                      1,511.0      55      1,257.1      48      1,080.9      41
  Latin America                                                       594.2      23        598.7      24        624.3      25
  Africa / Middle East                                                159.8       5         65.6       4         56.0       3
                                                                   --------     ---     --------     ---     --------     ---
  Total                                                            $5,573.1     215     $5,186.5     208     $4,933.3     209
                                                                   ========     ===     ========     ===     ========     ===
By Manufacturer:
  Boeing                                                           $2,708.6     132     $2,572.5     128     $2,653.9     138
  Airbus                                                            2,818.9      75      2,559.2      71      2,250.0      61
  Other                                                                45.6       8         54.8       9         29.4      10
                                                                   --------     ---     --------     ---     --------     ---
  Total                                                            $5,573.1     215     $5,186.5     208     $4,933.3     209
                                                                   ========     ===     ========     ===     ========     ===
By Body Type (1):
  Narrow body                                                      $4,262.8     171     $3,956.5     164     $3,673.3     163
  Intermediate                                                        920.4      19        828.2      18        853.7      18
  Wide body                                                           344.3      17        347.0      17        376.9      18
  Other                                                                45.6       8         54.8       9         29.4      10
                                                                   --------     ---     --------     ---     --------     ---
  Total                                                            $5,573.1     215     $5,186.5     208     $4,933.3     209
                                                                   ========     ===     ========     ===     ========     ===
By Product:
  Operating lease                                                  $4,791.5     169     $4,394.2     162     $4,038.4     158
  Leverage lease (other)                                              339.7      12        337.2      12        332.9      16
  Leverage lease (tax optimized)                                      219.3       9        218.0       9        219.9       9
  Capital lease                                                       130.3       6        132.7       6        241.1       7
  Loan                                                                 92.3      19        104.4      19        101.0      19
                                                                   --------     ---     --------     ---     --------     ---
  Total                                                            $5,573.1     215     $5,186.5     208     $4,933.3     209
                                                                   ========     ===     ========     ===     ========     ===

Number of accounts                                                       96                   94                   85
Weighted average age of fleet (years)                                     6                    7                    7
Largest customer net investment                                    $  281.9             $  284.5             $  316.9

New Aircraft Delivery Order Book (dollars in billions)
  For the Years Ending December 31,
    2004 (Remaining 2004)                                                                                    $    0.4      10
    2005 (Remaining 2005)                                          $    0.3       7     $    0.8      15          0.9      18
    2006                                                                0.9      19          0.9      19          1.0      20
    2007                                                                0.3       8          0.3       7          0.3       5
                                                                   --------     ---     --------     ---     --------     ---
    Total                                                          $    1.5      34     $    2.0      41     $    2.6      53
                                                                   ========     ===     ========     ===     ========     ===

(1) Narrow body are single aisle design and consist primarily of Boeing 737 and 757 series and Airbus A320 series aircraft. Intermediate body are smaller twin aisle design and consist primarily of Boeing 767 series and Airbus A330 series aircraft. Wide body are large twin aisle design and consist primarily of Boeing 747 and 777 series and McDonnell Douglas DC10 series aircraft.

                         CIT GROUP INC. AND SUBSIDIARIES
                              Non-GAAP Disclosures
                              (dollars in millions)

                                                                                   June 30,           March 31,            June 30,
                                                                                     2005               2005                 2004
                                                                                  ---------           ---------           ---------
Managed assets (1):
Finance receivables                                                               $40,509.3           $41,182.5           $31,828.6
Operating lease equipment, net                                                      8,642.9             8,313.1             7,838.8
Finance receivables held for sale                                                   1,435.9             1,481.3             1,595.2
Equity and venture capital investments (included
  in other assets)                                                                     31.6               101.8               190.9
                                                                                  ---------           ---------           ---------
Total financing and leasing portfolio assets                                       50,619.7            51,078.7            41,453.5
    Securitized assets                                                              7,459.9             7,716.6             8,401.0
                                                                                  ---------           ---------           ---------
    Managed assets                                                                $58,079.6           $58,795.3           $49,854.5
                                                                                  =========           =========           =========

Earning assets (2):
Total financing and leasing portfolio assets                                      $50,619.7           $51,078.7           $41,453.5
      Credit balances of factoring clients                                         (3,649.2)           (4,269.8)           (3,292.1)
                                                                                  ---------           ---------           ---------
Earning assets                                                                    $46,970.5           $46,808.9           $38,161.4
                                                                                  =========           =========           =========

Tangible equity (3):
Total equity                                                                      $ 6,401.2           $ 6,318.0           $ 5,691.8
      Other comprehensive (income) loss relating
        to derivative financial instruments                                            29.5               (20.3)                8.1
      Unrealized gain on securitization investments                                   (17.0)               (7.7)               (6.8)
      Goodwill and intangible assets                                                 (903.1)             (906.4)             (516.4)
                                                                                  ---------           ---------           ---------
Tangible common equity                                                              5,510.6             5,383.6             5,176.7
      Preferred capital securities                                                    252.9               253.3               254.6
                                                                                  ---------           ---------           ---------
Tangible equity                                                                   $ 5,763.5           $ 5,636.9           $ 5,431.3
                                                                                  =========           =========           =========

Debt, net of overnight deposits (4):
Total debt                                                                        $43,458.5           $42,525.3           $34,686.9
      Overnight deposits                                                           (1,149.2)           (1,006.3)           (1,347.4)
      Preferred capital securities                                                   (252.9)             (253.3)             (254.6)
                                                                                  ---------           ---------           ---------
Debt, net of overnight deposits                                                   $42,056.4           $41,265.7           $33,084.9
                                                                                  =========           =========           =========

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to trends in the business to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

1) Managed assets are utilized in certain credit and expense ratios. Securitized assets are included in managed assets because CIT retains certain credit risk and the servicing related to assets that are funded through securitizations.

2) Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount, which corresponds to amounts funded, is a basis for revenues earned.

3) Tangible equity is utilized in leverage ratios, and is consistent with certain rating agency measurements. Other comprehensive losses and unrealized gains on securitization investments (both included in the separate component of equity) are excluded from the calculation, as these amounts are not necessarily indicative of amounts which will be realized.

4) Debt, net of overnight deposits is utilized in certain leverage ratios. Overnight deposits are excluded from these calculations, as these amounts are retained by the Company to repay debt. Overnight deposits are reflected in both debt and cash and cash equivalents.


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